UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Spherion Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2004

To our Stockholders:

On behalf of the Board of Directors, it is our pleasure to invite you to attend the annual meeting of stockholders of Spherion Corporation.

As shown in the formal notice enclosed, the annual meeting will be held at 10:00 a.m. (Eastern Daylight Time) on Tuesday, May 18, 2004 at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the annual meeting we will be acting on the matters described in this proxy statement. If you will need special assistance at the annual meeting because of a disability, please contact Ms. Dahlton Bennington at (954) 308-8427.

We sincerely hope you will be able to attend our annual meeting. However, whether or not you are personally present, it is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the annual meeting, you are urged to date, sign and mail the enclosed proxy card in the envelope provided or vote by telephone or on-line.

Thank you for your support.

Sincerely, Roy G. Krause President	Steven S. Elbaum Chairman

SPHERION CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held
Tuesday, May 18, 2004
10:00 a.m. EDT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of SPHERION CORPORATION, a Delaware corporation, will be held at 10:00 a.m. (Eastern Daylight Time) on Tuesday, May 18, 2004 at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the Annual Meeting, our stockholders will be asked to consider and vote upon the following matters:

1.	The election of two members of the Board of Directors to hold office for three years or until their respective successors are duly elected and qualified.

2.	A proposal to amend Spherion’s Restated Certificate of Incorporation to conform to the Restated By-laws’ requirement that directors appointed by the Board to fill vacancies be required to stand for election at the next annual stockholders’ meeting.

3.	A proposal to amend the Spherion Corporation Amended and Restated 2000 Employee Stock Purchase Plan to authorize the issuance of an additional 1,000,000 shares under such plan.

4.	A proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004.

5.	The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 24, 2004 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Lisa G. Iglesias
Secretary

Fort Lauderdale, Florida
April 12, 2004

—IMPORTANT—

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE OR VOTE BY TELEPHONE OR ON-LINE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.THANK YOU FOR VOTING PROMPTLY.

THANK YOU FOR VOTING PROMPTLY.

TABLE OF CONTENTS

About the Annual Meeting	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote at the Annual Meeting?	1
What are the voting rights of the holders of our Common Stock?	1
What constitutes a quorum?	1
How do I vote?	2
Can I change my vote after I return my proxy card?	2
What are the Board’s recommendations?	3
What vote is required to approve each item?	3
How are proxies being solicited?	3
Can different stockholders sharing the same address receive only one Annual Report and Proxy Statement?	3
Stock Ownership	4
Who are the largest owners of our Common Stock?	4
How much of our Common Stock do our directors and executive officers own?	5
Item 1 — Election of Directors	8
Directors Standing for Election	8
How are directors compensated?	9
What are the standing committees of the Board?	10
How does the Board select nominees for the Board?	11
Audit Committee Report	13
Audit and Non-Audit Fees	14
Pre-Approval Policies and Procedures	14
Executive Compensation	15
Summary Compensation Table	15
Option Grants in Fiscal 2003	17
Option Exercises and Values in Fiscal 2003	18
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	19
Compensation Committee Interlocks and Insider Participation	19
Compensation Committee Report on Executive Compensation	20
Certain Relationships and Related Transactions	22
Do we have a Code of Ethics?	22
Performance Graph	23
Item 2 — Proposal to Amend Spherion’s Restated Certificate of Incorporation	24
Item 3 — Proposal to Amend Spherion’s Amended and Restated 2000 Employee Stock Purchase Plan	24
Equity Compensation Plan Information	29
Item 4 — Ratification of Appointment of Auditors	29
Section 16(a) Beneficial Ownership Reporting Compliance	30
Stockholder Communication with the Board of Directors	30
Stockholder Proposals	30
Other Matters	31
Exhibit A — Charter of the Audit Committee	A-1
Exhibit B—Amended and Restated 2000 Employee Stock Purchase Plan	B-1

2004 ANNUAL MEETING OF STOCKHOLDERS
OF
SPHERION CORPORATION

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Spherion Corporation, a Delaware corporation (“Spherion”), of proxies from the holders of our common stock, $.01 par value per share (the “Common Stock”), for use at our 2004 Annual Meeting of Stockholders to be held pursuant to the enclosed Notice of Annual Meeting, at 10:00 a.m. (Eastern Daylight Time) on Tuesday, May 18, 2004, at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, telephone (954) 308-7600, or at any adjournments or postponements thereof (the “Annual Meeting”).

The approximate date that this Proxy Statement and the enclosed form of proxy (“Proxy Card”) are first being sent to stockholders is April 12, 2004.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting attached to this Proxy Statement. In addition, management will respond to questions by stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 24, 2004, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the Common Stock that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

What are the voting rights of the holders of our Common Stock?

Each stockholder is entitled to one vote on each matter properly presented at the Annual Meeting for each share of Common Stock owned by that stockholder at the close of business on the Record Date. Therefore, if you owned 100 shares of Common Stock at the close of business on March 24, 2004, you can cast 100 votes for each matter properly presented at the Annual Meeting. Stockholders do not have a right to cumulate their votes for directors.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct business at the Annual Meeting. As of the Record Date, there were 60,175,746 shares of Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. Thus, the presence of the holders of Common Stock representing at least 30,087,874 shares will be required to establish a quorum. If less than a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, the holders of a majority of the shares actually represented may adjourn the Annual Meeting to another date or time and place.

Pursuant to Delaware law, proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum. Abstentions are counted as present and entitled to vote and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. However, a broker non-vote on a matter is considered as not entitled to vote on that matter and thus is not counted as a vote cast in determining whether a matter has been approved.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, for a period of ten days prior to, and at, the Annual Meeting.

How do I vote?

Depending on how you hold your Common Stock, there are several ways in which you may vote:

•	Sign and return your Proxy Card. Any stockholder may complete and properly sign the accompanying Proxy Card and return it and your shares will be voted as you direct.

•	Vote by Telephone. You may vote by telephone by following the instructions included with your Proxy Card. The deadline for voting by telephone is 11:59 p.m. on May 17, 2004. For those “street name” stockholders (stockholders whose shares are held through a broker or nominee) who wish to vote by telephone, please check your Proxy Card or contact your broker or nominee to determine whether you will be able to vote by telephone.

•	Vote on the Internet. You may vote electronically through the Internet by following the instructions included with your Proxy Card. The deadline for voting electronically using the Internet is 11:59 p.m. on May 17, 2004. For those “street name” stockholders who wish to vote by using the Internet, please check your Proxy Card or contact your broker or nominee to determine whether you will be able to vote using the Internet.

•	Attend the Annual Meeting in person. Any stockholder may attend the Annual Meeting in person and vote their shares in person; however, if you are a “street name” stockholder and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

•	401(k) Plan stockholders. If you participate in Spherion’s 401(k) plan, you may vote the amount of shares of Common Stock credited to your account as of the Record Date. You may vote by instructing T. Rowe Price, the trustee of the 401(k) plan, pursuant to the instruction card being delivered with this Proxy Statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions if received by May 14, 2004. If you do not send timely instructions, the nonvoted whole and fractional shares will be voted by the trustee in the same proportion that it votes the whole and fractional shares for which it did receive timely voting instructions.

No matter what method you ultimately decide to use to vote your Common Stock, we urge you to vote promptly.

Can I change my vote after I return my Proxy Card?

Yes.    Even after you have submitted your Proxy Card you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date; however, no such revocation or subsequent proxy will be effective unless and until written notice of the revocation or subsequent proxy is received by us at or prior to the Annual Meeting.

For 401(k) shares, you may revoke previously given voting instructions on or before May 14, 2004 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	“for” election of the nominated slate of directors (see Item 1);

•	“for” the proposal to amend Spherion’s Restated Certificate of Incorporation (see Item 2);

•	“for” the proposal to amend Spherion’s Amended and Restated 2000 Employee Stock Purchase Plan (see Item 3); and

•	“for” ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ended December 31, 2004 (see Item 4).

Unless you give other instructions on your Proxy Card, the persons named proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.    The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

Amendment of Restated Certificate of Incorporation.    The affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock is required to make the proposed amendment to the Restated Certificate of Incorporation.

Other Items.    For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted as a vote cast at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

How are proxies being solicited?

In addition to soliciting proxies by mail, certain of our employees may also solicit proxies personally, by telephone or otherwise, but such persons will not receive any special compensation for such services. We will reimburse brokerage firms, banks, fiduciaries, voting trustees and other nominees for customary costs of forwarding the soliciting material to each beneficial owner of stock held of record by them. We will pay the entire cost of this solicitation.

Can different stockholders sharing the same address receive only one Annual Report and Proxy Statement?

Yes. The Securities and Exchange Commission rules permit companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more security holders sharing the same address by delivering only one proxy statement and annual report to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs. Under householding, each stockholder would continue to receive a separate proxy card or voting instruction card.

If you are currently receiving multiple sets of Annual Meeting materials and wish only to receive one set, please make sure to choose that option on your Proxy Card when voting. If you own your shares in “street name,” you can request householding by calling or writing your brokerage firm, bank or other nominee.

Certain of our stockholders whose shares are held in “street name” and who have consented to householding will receive only one set of our Annual Meeting materials per household this year. If your household received a single set of our Annual Meeting materials this year, you can request to receive additional copies of these materials by calling or writing your brokerage firm, bank or other nominee. Additionally, you may also contact us to receive additional Annual Meeting materials or to request that we cease householding your Annual Meeting materials by writing to the attention of Investor Relations at Spherion Corporation, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309 or by calling 954-308-7600.

STOCK OWNERSHIP

Who are the largest owners of our Common Stock?

Based on a review of filings with the Securities and Exchange Commission, the following represents each person known to us to be the beneficial owner of more than five percent of the Common Stock (footnotes begin on the following page):

Name of Beneficial Owner and Address	Shares of Common Stock Beneficially Owned (1)	Percent of Class
FMR Corp. (2) 82 Devonshire Street Boston, Massachusetts 02109	7,551,500	12.643%
Mac-Per-Wolf Company (3) 310 S. Michigan Ave., Suite 2600 Chicago, IL 60604	5,984,200	10%
Pzena Investment Management, LLC (4) 120 West 45th Street 34th Floor New York, NY 10036	4,120,850	6.9%
Janus Small Cap Value Fund (5) 100 Fillmore Street Denver, CO 80206	3,900,000	6.5%
Dimensional Fund Advisors Inc. (6) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,452,000	5.78%
Barclays (7) 45 Fremont Street San Francisco, CA 94105	3,193,477	5.35%

How much of our Common Stock do our directors and executive officers own?

The following table sets forth the beneficial ownership of our Common Stock as of March 1, 2004 by each of the Named Executive Officers in the Summary Compensation Table on page 15 and all of our continuing directors, nominees to the Board of Directors and executive officers as a group. The determinations of beneficial ownership by our directors and executive officers of the Common Stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended. This Rule provides that shares shall be deemed so owned where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose or to direct the disposition of shares; or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Class if more than 1%
Cinda A. Hallman (8)	629,087	1.05%
Roy G. Krause (9)	473,888	*
Steven S. Elbaum (10)	127,172	*
Mark W. Smith (11)	114,701	*
Eric Archer (12)	114,003	*
William F. Evans (13)	75,285	*
J. Ian Morrison (14)	73,903	*
Lisa G. Iglesias (15)	68,910	*
A. Michael Victory (16)	62,485	*
Richard A. Lamond (17)	38,505	*
David R. Parker (18)	15,051	*
James J. Forese	15,000	*
Wayne M. Mincey (19)	9,471	*
Directors and Executive Officers as a group (12 persons) (20)	1,178,903	1.97%

*	Indicates less than 1.0%

(1)	Unless otherwise indicated in the notes to this table, the stockholders listed in the table have sole voting and dispositive power with respect to shares beneficially owned by them. Deferred Stock Units (“DSUs”) have been granted to certain of our directors and executive officers. A DSU represents the right to receive a share of Common Stock in the future after meeting service requirements or financial targets. Included in the shares beneficially owned by the stockholders are DSUs that have vested. The holder may elect to accept delivery of the common share underlying such DSU at the time of vesting or to defer delivery until a designated time in the future. A stockholder does not possess voting power as to a common share underlying a DSU until the stockholder accepts delivery of such common share. A stockholder does possess dispositive power as to a DSU once the DSU has vested.

(2)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2004, FMR Corp. is the beneficial owner of 7,551,500 shares of the Common Stock or 12.643% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. FMR Corp. asserts sole voting power to none of the shares and sole dispositive power as to all 7,551,500 shares.

(3)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2004, Mac-Per- Wolf Company is the beneficial owner of 5,984,200 shares of the Common Stock or 10% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Mac-Per-Wolf Company asserts sole voting power and sole dispositive power as to all 5,984,200 shares.

(4)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2004, Pzena Investment Management, LLC is the beneficial owner of 4,120,850 shares of the Common Stock or 6.9% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Pzena Investment Management, LLC asserts sole voting power to 3,879,375 shares and sole dispositive power as to all 4,120,850 shares.

(5)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2004, Janus Small Cap Value Fund is the beneficial owner of 3,900,000 shares of the Common Stock or 6.5% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Janus Small Cap Value Fund asserts sole voting power and sole dispositive power as to all 3,900,000 shares.

(6)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2004, Dimensional Fund Advisors Inc. is the beneficial owner of 3,452,000 shares of the Common Stock or 5.78% of shares outstanding (as manager for a variety of funds that own such shares), which shares were acquired for investment purposes by such investment adviser for certain of its clients. Dimensional Fund Advisors Inc. asserts sole voting power and sole dispositive power as to all 3,452,000 shares.

(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004, Barclays Global Investors, NA is the beneficial owner of 2,132,625 shares of the Common Stock or 3.57% of shares outstanding and Barclays Global Fund Advisors is the beneficial owner of 1,060,852 shares of Common Stock or 1.78% of shares outstanding for a combined total of 5.35% of shares outstanding which shares were acquired for investment purposes by such investment advisers for certain of their clients. Barclays Global Investors, NA asserts sole voting power and sole dispositive power as to 1,759,737 shares. Barclays Global Fund Advisors asserts sole voting power and sole dispositive power as to all 1,060,852 shares.

(8)	Includes 532,000 shares of Common Stock deemed to be beneficially owned by Ms. Hallman by reason of her right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to her pursuant to the Spherion 2000 Stock Incentive Plan (the “2000 Plan”) and its predecessor plans and 26,071 shares of Common Stock deemed to be beneficially owned by Ms. Hallman by reason of her right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the Spherion Deferred Stock Plan (the “DSU Plan”).

(9)	Includes 273,116 shares of Common Stock deemed to be beneficially owned by Mr. Krause by reason of his right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and 83,402 shares of Common Stock deemed to be beneficially owned by Mr. Krause by reason of his right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan. Also includes 49,870 shares of Common Stock held by Mr. Krause pursuant to the Spherion Deferred Compensation Plan (the “DCP”). Those employees holding shares of Common Stock pursuant to the DCP have no voting power to those shares but do have dispositive power once that employee has elected to receive a DCP distribution.

(10)	Includes 85,111 shares of Common Stock deemed to be beneficially owned by Mr. Elbaum by reason of his right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and 22,240 shares of Common Stock deemed to be beneficially owned by Mr. Elbaum by reason of his right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(11)	Includes 68,051 shares of Common Stock deemed to be beneficially owned by Mr. Smith by reason of his right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and 21,833 shares of Common Stock deemed to be beneficially owned by Mr. Smith by reason of his right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan. Also includes 1,997 shares of Common Stock held by Mr. Smith pursuant to the DCP.

(12)	Includes 58,032 shares of Common Stock deemed to be beneficially owned by Mr. Archer by reason of his right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and 13,333 shares of Common Stock deemed to be beneficially owned by Mr. Archer by reason of his right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan. Also includes 2,854 shares of Common Stock held by Mr. Archer pursuant to the DCP.

(13)	Includes 62,738 shares of Common Stock deemed to be beneficially owned by Mr. Evans by reason of his right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and 5,031 shares of Common Stock deemed to be beneficially owned by Mr. Evans by reason of his right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(14)	Includes 58,738 shares of Common Stock deemed to be beneficially owned by Mr. Morrison by reason of his right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and 5,031 shares of Common Stock deemed to be beneficially owned by Mr. Morrison by reason of his right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(15)	Includes 41,852 shares of Common Stock deemed to be beneficially owned by Ms. Iglesias by reason of her right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to her pursuant to the 2000 Plan and its predecessor plans and 20,000 shares of Common Stock deemed to be beneficially owned by Ms. Iglesias by reason of her right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan. Also includes 3,524 shares of Common Stock held by Ms. Iglesias pursuant to the DCP.

(16)	Includes 50,738 shares of Common Stock deemed to be beneficially owned by Mr. Victory by reason of his right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and 1,725 shares of Common Stock deemed to be beneficially owned by Mr. Victory by reason of his right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(17)	Includes 16,666 shares of Common Stock deemed to be beneficially owned by Mr. Lamond by reason of his right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans.

(18)	Includes 5,051 shares of Common Stock deemed to be beneficially owned by Mr. Parker by reason of his right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan.

(19)	Mr. Mincey’s employment terminated in December 2003. Information provided herein is reflective of the last records submitted by Mr. Mincey to Spherion.

(20)	Includes an aggregate of 715,042 shares of Common Stock deemed to be beneficially owned by our directors and executive officers by reason of their right to acquire such shares within 60 days after March 1, 2004 through the exercise of stock options granted to them pursuant to the 2000 Plan and its predecessor plans and 177,646 shares of Common Stock deemed to be beneficially owned by our directors and executive officers by reason of their right to acquire such shares within 60 days after March 1, 2004 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan. Also includes 58,245 shares of Common Stock held by our directors and executive officers pursuant to the DCP. These amounts do not include holdings by either Ms. Hallman or Mr. Mincey.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

Our Restated Certificate of Incorporation and Restated By-laws provide that the number of directors needed to constitute the Board of Directors shall be nine unless otherwise fixed by a resolution adopted by a majority of the entire Board. The Restated Certificate of Incorporation and Restated By-laws further provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. Members of each class of the Board of Directors are elected for a term of three years, and the term of office of one class of directors expires at each annual meeting of stockholders. In May 2003, the Board of Directors decreased the size of the Board from eight members to seven members as a result of the passing of Director Jerome B. Grossman. In April 2004, the Board further reduced the size of the Board to six members to eliminate the vacancy created by the retirement of former Chief Executive Officer and director Cinda A. Hallman. The Board expects to expand the size of the Board appropriately when a new candidate or candidates have been identified by the Nominating Committee of the Board.

At the 2004 Annual Meeting of Stockholders, two Class II directors will be elected to hold office for three years or until their respective successors are duly elected and qualified. Steven S. Elbaum and David R. Parker have been nominated for election as our Class II directors and both of them are currently serving as our Class II directors. The shares voted by proxies solicited by the Board will be voted for the election of Mr. Elbaum and Mr. Parker unless authority to do so is withheld as provided in the Proxy Card. Both nominees have consented to serve if elected and the Board of Directors has no reason to believe that either of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

Directors Standing for Election

Name and Age	Principal Occupation and Directorships
NOMINEES FOR CLASS II (term expiring in 2007)

Steven S. Elbaum (55)
Chairman of Spherion since April 2001. Director of Spherion since May 1996. Director of Brandon Systems Corporation, a technology staffing company purchased by Spherion, from January 1987 until May 1996. Chairman of the Board and Chief Executive Officer of The Alpine Group, Inc., an investment holding company, since June 1984. Chairman of Superior Telecom Inc., a wire and cable manufacturer from October 1996 to November 2003. Chief Executive Officer of Superior Telecom Inc. from October 1996 until December 2002. Superior Telecom Inc. filed a voluntary petition under the federal bankruptcy laws in March 2003 and was discharged and reorganized effective November 2003. Chairman of the Board, PolyVision Corporation, an information display company, from April 1996 until November 2001. Director of Vestaur Securities, Inc., a closed-end investment company, since March 1999.

David R. Parker (60)
Director of Spherion since February 2003. Managing Director of Archstone Partnerships, a fund of funds manager, since February 2003. Managing Partner of Interprise Technology Partners, L.P., a technology and Internet-focused venture capital firm, from January 1999 to February 2003. Vice Chairman of AmeriServe, Inc. from May 1998 until July 1998 and a Director until November 1999. Director, Applied Graphics Technologies from May 1998 until October 2003. Director, Tupperware Corporation since March 1997.

Name and Age	Principal Occupation and Directorships
CONTINUING DIRECTORS — CLASS III (term expiring in 2005)

James J. Forese (68)
Director of Spherion since February 2003. Operating Partner and Chief Operating Officer, Thayer Capital Partners since July 2003. Chairman of the Board of IKON Office Solutions, Inc. (“IKON”) from 2000 to February 2003. President and Chief Executive Officer of IKON from 1998 through 2002. Executive Vice President of International Operations of IKON from 1996 to 1998 and Executive Vice President and Chief Operating Officer in 1996. Director, NUI Corporation since 1978. Director, American Management Systems, Inc. since 1989. Director, Anheuser-Busch Companies, Inc. since April 2003. Director, IESI Corporation since January 2004.

J. Ian Morrison (51)	Director of Spherion since August 1993. Consultant and President Emeritus, Institute for the Future, a non-profit research and consulting firm, since August 1996.

A. Michael Victory (69)	Director of Spherion since August 1980. President of AMEC Capital, Inc., an investment banking and venture capital firm, since September 1996.

CONTINUING DIRECTORS — CLASS I (term expiring in 2006)

William F. Evans (56)
Director of Spherion since August 1993. Executive Vice President and Chief Financial Officer, Witness Systems, Inc., since May 2002. Consultant from January 2001 through May 2002. President, Essex Electrical Group, a provider of building and industry wire for residential and commercial buildings, from July 1999 through January 2001. Executive Vice President, Productivity Point International, a technology training company, from June 1998 to July 1999.

How are directors compensated?

Non-employee directors receive an annual retainer. The annual retainer is determined by the Board each year and is effective for a twelve-month period commencing on July 1st of such year. The Board may designate the manner in which the annual retainer shall be payable including, but not limited to, in cash, in shares of our Common Stock or in any combination thereof, and may permit up to 100% of the annual retainer to be deferred and paid to the directors in the form of DSUs. The annual retainer payable to each non-employee director is currently set at $35,000.

Our Chairman receives an additional annual retainer in the amount of $100,000 payable in cash, DSUs or stock options, at the election of the Board. In 2003, the Board elected to pay the Chairman in DSUs, granting him 14,431 DSUs. In addition, the Chairperson of the Compensation Committee and the Chairperson of the Audit Committee each receive an additional annual retainer in the amount of $5,000, payable in cash.

Additionally, non-employee directors are compensated at the rate of $2,000 per Board meeting attended and $1,500 per Committee meeting attended, each payable in cash. Attendance fees are not paid for Board or Committee meetings that, in the judgment of the Chairperson thereof, are not of sufficient length or significance to warrant an attendance fee. Directors are reimbursed for expenses incurred by them in connection with our business and affairs.

Pursuant to our 2000 Plan and its predecessor plans, each non-employee director may receive an annual stock option grant to purchase up to 5,000 shares of the Common Stock, vesting on the first anniversary of the date of grant. Stock options for 5,000 shares were granted to each non-employee director on July 1, 2003 at an exercise price of $6.93 per share (the market price on July 1, 2003) and will become fully exercisable on July 1, 2004.

In addition, each non-employee director is entitled to receive an annual grant of DSUs in an amount equal to $20,000 based on the value of the underlying Common Stock, vesting on the first anniversary of the date of grant. Two thousand eight hundred eighty seven (2,887) DSUs were granted to each non-employee director on July 1, 2003 and will vest on July 1, 2004.

Non-employee members of the Board of Directors are required to meet certain stock ownership guidelines. Each are required to own and hold a minimum of 10,000 shares of our Common Stock. New directors have two years from the time of election to the Board to meet this goal. Vested DSUs count toward this requirement. All of our current directors have already met the stock ownership requirement.

What are the standing committees of the Board?

The standing committees of the Board include: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Nominating Committee and the Executive Committee. The following table sets forth Committee memberships as of the date of this Proxy Statement.

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Nominating Subcommittee	Executive Committee
Steven S. Elbaum	*		**		**
William F. Evans	**		*
James J. Forese		*	*		*
J. Ian Morrison		**	*	*
David R. Parker	*		*	*	*
A. Michael Victory		*	*	**	*

*	Member

**	Chair

The functions of the Audit Committee and its activities during fiscal year ended December 26, 2003 (“Fiscal 2003”) are described below in the Audit Committee Report. The Committee met eight times during Fiscal 2003. All members of the Audit Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange (“NYSE”) and meet financial literacy and management expertise requirements. Chairman William F. Evans has been designated by the Board as an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. The charter of the Audit Committee is attached hereto as Exhibit A and is also available on our website at www.spherion.com under the “Investor Relations” tab.

All members of the Compensation Committee are “independent” within the meaning of the listing standards of the NYSE. The Compensation Committee grants stock and equity-linked awards, determines and approves the Chief Executive Officer’s (“CEO”) annual compensation, evaluates the performance and approves the compensation of our senior executive officers, administers our equity-based plans, and reviews and makes recommendations to the Board concerning compensation for directors and approval of compensation plans requiring stockholder approval. The Compensation Committee held six meetings during Fiscal 2003. The charter of the Compensation Committee is available on our website at www.spherion.com under the “Investor Relations” tab.

The Corporate Governance Committee is comprised of all of the independent, non-employee directors and meets regularly in executive session without the presence of the CEO or other management. These executive sessions are presided over by the Committee’s Chairman who is selected annually by the Board of Directors. The primary functions of the Corporate Governance Committee include reviewing and recommending to the Board: (i) roles and compositions of the various Board committees; (ii) evaluation of the performance of the Board; and (iii) evaluation of the senior management. This Committee held eight meetings during Fiscal 2003. The Recruitment Subcommittee of the Corporate Governance Committee was comprised of all independent, non-employee directors. The Recruitment Subcommittee, whose primary function was to identify and recommend candidates for senior management positions, met four times in Fiscal 2003. The Subcommittee was disbanded in November 2003. The charter of the Corporate Governance Committee is available on our website at www.spherion.com under the “Investor Relations” tab.

The Nominating Committee, whose primary function is to identify and recommend nominees for election as directors, did not meet during Fiscal 2003. All members of the Nominating Committee are “independent” within the meaning of the listing standards of the NYSE. The charter of the Nominating Committee is available on our website at www.spherion.com under the “Investor Relations” tab.

The primary function of the Executive Committee is to exercise the authority of the Board during intervals between meetings of the Board, subject to limitations of Delaware law. The Executive Committee held no meetings during Fiscal 2003. The charter of the Executive Committee is available on our website at www.spherion.com under the “Investor Relations” tab.

The Board of Directors has the ability to retain outside advisors as it deems necessary in the performance of its duties. The Board of Directors held ten meetings during Fiscal 2003. All directors attended at least seventy-five percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during Fiscal 2003.

We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but we encourage directors to attend and historically, most have done so. All members of the Board of Directors attended the 2003 annual meeting of stockholders.

The Board of Directors has determined that all of its current members are “independent” within the meaning of the listing standards of the NYSE.

How does the Board select nominees for the Board?

The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Committee has also retained, from time to time, a third-party executive search firm to identify candidates upon request of the Committee. In February 2003, the Board of Directors appointed James J. Forese and David R. Parker to fill vacancies on the Board. Mr. Forese was introduced to us through the efforts of a third-party executive search firm. Mr. Parker was introduced to us upon the recommendation of another member of the Board. We conducted a full evaluation of each candidate. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our Restated By-laws relating to stockholder nominations as described in “Stockholder Proposals,” below.

Once the Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Charter of the Nominating Committee, including:

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board

•	the prospective nominee’s character and integrity

•	the prospective nominee’s ability to be free of any conflict of interest

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTORS OF SPHERION. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED “FOR” ALL THE NOMINEES.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of the Board of Directors (the “Audit Committee”) of Spherion does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Spherion filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Spherion specifically incorporates this Report by reference therein.

The Audit Committee’s purpose is to assist the Board of Directors’ oversight of:

•	The integrity of our financial statements;

•	The integrity of our financial reporting process and systems of internal controls regarding finance and accounting;

•	Our compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications, independence and performance;

•	The performance of our internal audit function; and

•	Communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

A more detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out is contained in the Audit Committee’s charter, revised in March 2004 and filed as Exhibit A to this Proxy Statement.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee held eight meetings during Fiscal 2003. The Audit Committee regularly meets in executive sessions with our independent auditors and with our internal auditors, in each case without the presence of our management.

The members of the Audit Committee during Fiscal 2003 were William F. Evans (Chairman), Steven S. Elbaum and David R. Parker (appointed February 2003). Jerome B. Grossman was appointed to the Audit Committee for 2003, but he did not participate in any Audit Committee meetings prior to passing away in May 2003. Each member of the Audit Committee has certified that he is independent from us as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards and Chairman William F. Evans has been designated by the Board as an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent auditors, Deloitte & Touche LLP, a formal written statement describing all relationships between the auditors and Spherion that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees;” discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of our internal controls and the internal audit function’s organization and responsibilities. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed our audited financial statements as of and for the fiscal year ended December 26, 2003, with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 26, 2003, for filing with the Securities and Exchange Commission.

Date: April 12, 2004

BY THE 2003 AUDIT COMMITTEE,

William F. Evans, Chairman
Steven S. Elbaum
David R. Parker

AUDIT AND NON-AUDIT FEES

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), for professional services rendered for Fiscal 2003 and for the year ended December 27, 2002 (“Fiscal 2002”) are set forth below:

	Fiscal 2003	Fiscal 2002
Audit fees	$849,000	$886,240
Audit-related fees	80,600	108,000
Tax fees*	955,000	1,446,983
Other fees	34,300	138,595
Total fees	$1,918,900	$2,579,818

*	In Fiscal 2003, Tax fees include $371,000 for tax compliance and preparation; the remaining Tax fees are related to tax planning and advice.

Audit-related fees for both years include audits of benefit plans. In Fiscal 2002, other fees were primarily related to health benefits consulting.

The Audit Committee has considered and has agreed that the provision of services as described herein above are compatible with maintaining Deloitte’s independence.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves the engagement of the independent auditor for all professional services. The pre-approval process generally involves the full Audit Committee evaluating and approving the particular engagement prior to the commencement of services. However, the Audit Committee has delegated pre-approval authority to Mr. Evans, as Audit Committee Chairperson, for circumstances when it is impractical to hold a meeting of the full Audit Committee. In the event that Mr. Evans pre-approves an engagement, he is then required to report the pre-approval to the full Audit Committee at the next regularly scheduled Audit Committee meeting.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation earned during each of our three most recently completed fiscal years by former Chief Executive Officer Cinda A. Hallman, President and Chief Operating Officer Roy G. Krause (who began acting as principal executive officer in July 2003), the four other most highly compensated executive officers and one former executive officer that separated from us in Fiscal 2003 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards (1)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)
Cinda A. Hallman	2003	$719,584	$0		$0	$0	0	$2,322	(5)
Former Chief	2002	775,000	0		0	0	300,000	2,322
Executive Officer	2001	551,447	850,000		0	619,500	400,000	190,546

Roy G. Krause	2003	$495,000	$250,000	(6)	$0	$574,425	135,000	$2,322	(7)
President and Chief	2002	495,000	250,000		857	0	275,400	543,190
Operating Officer	2001	495,012	325,000		16,099	575,563	93,750	56,669

Wayne M. Mincey	2003	$297,476	$0		$0	$0	0	$115,255	(8)
Former President,	2002	319,462	0		599	0	50,000	82,651
Technology Group	2001	314,240	95,540		684	168,138	26,250	2,668

Richard A. Lamond	2003	$275,000	$0		$0	$224,775	52,500	$43,081	(9)
Senior Vice President and Chief	2002	33,846	0		0	0	50,000	179
Human Resources Officer	2001	N/A	N/A		N/A	N/A	N/A	N/A

Eric Archer	2003	$266,731	$405,216		$0	$299,700	70,000	$810	(10)
President, Professional Services	2002	250,000	83,047		433	0	46,065	83,310
and Senior Vice President	2001	249,038	127,773		7,140	168,138	26,250	519

Mark W. Smith	2003	$250,000	$0		$0	$387,700	70,000	$540	(11)
Senior Vice President and	2002	250,000	56,636		433	0	69,436	310,758
Chief Financial Officer	2001	226,923	166,385		5,819	168,138	26,250	15,435

Lisa G. Iglesias	2003	$225,000	$70,000	(12)	$0	$224,775	52,500	$486	(13)
Senior Vice President,	2002	197,000	107,364		111	0	33,704	83,810
General Counsel and Secretary	2001	192,500	126,920		3,671	193,975	22,500	2,414

(1)	There were no Stock Appreciation Rights or Long-Term Incentive Plan Payouts to the listed individuals during fiscal years 2001, 2002 or 2003.

(2)	Consists of matching contributions paid by us on behalf of our executives to the Spherion Corporation Deferred Compensation Plan.

(3)	Represents grants of DSUs and a 2001 grant of restricted stock to Ms. Hallman. A DSU represents the right to receive a share of Common Stock in the future after meeting service requirements or financial targets. The holder may elect to accept delivery of the common share underlying a DSU upon vesting or defer delivery until the future. Holders are not eligible to receive dividends on DSUs. For 2001 and 2002 grants, DSUs vest over a three-year period in cumulative increments of 33-1/3% per year beginning with the first anniversary of the date of grant. For grants in 2003, DSUs have a three-year cliff vesting based on achievement by us of certain revenue growth rates and earnings targets. The aggregate DSU holdings as of the end of Fiscal 2003 in number of shares and year-end value were 26,071 shares and $258,885 for Ms. Hallman, of which 17,737 shares and $176,128 was vested and deferred; 175,300 shares and $1,740,729 for Mr. Krause, of which 58,402 shares and $579,932 was vested and deferred; 22,500 shares and $223,425 for Mr. Lamond, of which 0 shares and $0 was vested and deferred; 46,250 shares and $459,263 for Mr. Archer, of which 5,833 shares and $57,922 was vested and deferred; 86,741 shares and $861,338 for Mr. Smith, of which 14,333 and $142,327 was vested and deferred; and 45,000 shares and $446,850 for Ms. Iglesias, of which 20,000 shares and $198,600 was vested and deferred. Due to Mr. Mincey’s termination, he had no DSUs at the end of Fiscal 2003.

(4)	Incentive stock options and non-qualified stock options were granted under the 2000 Plan and predecessor plans at an exercise price equal to the fair market value of the Common Stock on the dates of grant. These options have a ten-year term and become exercisable over a three-year period in cumulative increments of 33-1/3% per year beginning with the first anniversary of the date of grant.

(5)	Includes $2,322 as the imputed economic value of a death benefit provided by us for life insurance for Ms. Hallman.

(6)	Represents payment of the final installment of a retention bonus granted to Mr. Krause in 2001. Mr. Krause did not receive an annual incentive bonus for Fiscal 2003.

(7)	Includes $2,322 as the imputed economic value of a death benefit provided by us for life insurance for Mr. Krause.

(8)	Includes $779 as the imputed economic value of a death benefit provided by us for life insurance for Mr. Mincey; $51,338 as taxes paid by us upon vesting of DSUs and a cash severance payment of $63,138, each as part of Mr. Mincey’s termination from us in December 2003.

(9)	Represents $2,322 as the imputed economic value of a death benefit provided by us for life insurance for Mr. Lamond. The remaining $40,759 represents amounts paid on behalf of Mr. Lamond for relocation expenses.

(10)	Includes $810 as the imputed economic value of a death benefit provided by us for life insurance for Mr. Archer.

(11)	Includes $540 as the imputed economic value of a death benefit provided by us for life insurance for Mr. Smith.

(12)	Represents a payment of the final installment of a retention bonus granted to Ms. Iglesias in 2001. Ms. Iglesias did not receive an annual incentive bonus for Fiscal 2003.

(13)	Represents $486 as the imputed economic value of a death benefit provided by us for life insurance for Ms. Iglesias.

OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 26, 2003

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(1)
Cinda A. Hallman	0		0%	N/A	N/A	N/A
Roy G. Krause	135,000	(2)	8.93%	$9.99	12/18/13	$570,969
Wayne M. Mincey	0		0%	N/A	N/A	N/A
Richard A. Lamond	52,500	(2)	3.47%	9.99	12/18/13	222,044
Eric Archer	70,000	(2)	4.63%	9.99	12/18/13	296,059
Mark W. Smith	70,000	(2)	4.63%	9.99	12/18/13	296,059
Lisa G. Iglesias	52,500	(2)	3.47%	9.99	12/18/13	222,044

(1)	The dollar amounts for the options under this column are the result of calculations utilizing the Black-Scholes option pricing model. The assumptions used relating to the Fiscal 2003 grants for the Named Executive Officers are based on the following: the expected volatility, risk-free rate of return, dividend yield and expected life which were 59%, 2.30%, 0%, and 3.22 years, respectively.

(2)	Incentive stock options and non-qualified stock options were granted under the 2000 Plan and predecessor plans at an exercise price equal to the fair market value of the Common Stock on the dates of grant. These options have a ten-year term and become exercisable over a three-year period in cumulative increments of 33-1/3% per year beginning with the first anniversary of the date of grant.

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended December 26, 2003, and unexercised options held as of the end of that year.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED
DECEMBER 26, 2003 AND 2003 YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Year End (#)(1)		Value of Unexercised In-the-Money Options at Year End ($)(1)
Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)(1)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Cinda A. Hallman Former Chief Executive Officer	0	$0	398,666	333,334	$1,161,998	$1,184,002

Roy G. Krause President and Chief Operating Officer	0	0	273,116	324,784	483,893	567,649

Wayne M. Mincey (3) Former President, Technology Group	96,250	252,344	49,501	0	0	0

Richard A. Lamond Senior Vice President and Chief Human Resources Officer	0	0	16,666	85,834	59,998	120,002

Eric Archer President, Professional Services and Senior Vice President	0	0	58,032	106,783	103,004	119,756

Mark W. Smith Senior Vice President and Chief Financial Officer	0	0	68,051	120,135	129,640	159,793

Lisa G. Iglesias Senior Vice President, General Counsel and Secretary	0	0	41,852	81,852	84,067	104,167

(1)	The above table does not include information on DSUs. See Note (3) to the Summary Compensation Table for a description of the terms and other information regarding DSUs.

(2)	The value realized on the exercise of options and the value of unexercised in-the-money options at year end are determined by subtracting the exercise price for the options from the fair market value of the shares subject to the options as of the date of exercise or year end, respectively, multiplied by the number of shares. There can be no assurance that the value of “unexercised options” reported above will be realized, and any gains on exercise will depend on the value of our Common Stock on the date of exercise.

(3)	In connection with the termination of Mr. Mincey’s employment, all of his stock options terminated and expired on February 28, 2004.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In March 2004, we announced that Cinda A. Hallman, our Chief Executive Officer who had been on a medical leave of absence since July 2003, would not resume her position and would retire effective April 10, 2004. We also announced that we would incur a charge in first quarter 2004 of approximately $6 million, $1 million of which is non-cash, as a result of the termination of Ms. Hallman’s employment contract. Ms. Hallman’s employment agreement provided, among other things, that upon a termination without “cause” (as such term is defined therein), Ms. Hallman would be entitled to receive cash severance payments in an amount equal to three times the sum of her annual salary plus her annual incentive payment. Ms. Hallman’s prior compensation arrangement is further described in the Compensation Committee Report on Executive Compensation. The full text of Ms. Hallman’s former employment agreement is filed as an exhibit to our Form 10-Q for the quarter ended March 30, 2001. Her separation agreement will be available as an exhibit to our 10-Q for the fiscal quarter ended March 26, 2004.

Roy G. Krause serves as our President and Chief Operating Officer. Mr. Krause has been acting as our principal executive officer since July 2003. Richard A. Lamond serves as Senior Vice President and Chief Human Resources Officer. Eric Archer serves as President, Professional Services and Senior Vice President. Mark W. Smith serves as Senior Vice President and Chief Financial Officer. Lisa G. Iglesias serves as our Senior Vice President, General Counsel and Secretary. Mr. Krause serves in his role pursuant to an employment agreement entered into in May 2001, as amended through November 2003. Ms. Iglesias and Messrs. Lamond, Archer and Smith serve in their respective roles pursuant to employment agreements entered into in November 2003. All of these employment agreements provide for employment at will and, accordingly, may be terminated by either party thereto at any time for any reason. However, the employment agreements provide, among other things, that if we terminate the executive “without cause” (as such term is defined in the agreements), the executive would receive a cash severance payment, payable in installments, in an amount equal to: (i) in the case of Mr. Krause, three times his annual base salary plus his prorated target annual incentive payment; (ii) in the case of Ms. Iglesias and Messrs. Archer and Smith, one and one-half times the sum of the executive’s annual salary plus his or her target annual incentive payment for terminations prior to January 1, 2006, and the executive’s annual base salary plus a prorated target annual incentive payment for terminations after January 1, 2006; and (iii) in the case of Mr. Lamond, his annual base salary plus a prorated target annual incentive payment.

We also entered into Change in Control Agreements (the “CIC Agreements”) with Mr. Krause in May 2001 as amended through November 2003, and with Ms. Iglesias and Messrs. Lamond, Archer and Smith in November 2003. The CIC Agreements provide for certain benefits to be paid to these executives upon the occurrence of a Change in Control (as defined in the CIC Agreements), including the waiving of all restrictions and conditions applicable to any awards of restricted stock, and the vesting of stock options and DSUs and certain specified severance payments in the event that the employment of such executive is terminated following a Change in Control. Such severance includes a lump sum cash payment in an amount equal to: (i) three times the sum of the executive’s annual salary plus target annual incentive payment, in the case of Mr. Krause and (ii) two times the sum of the executive’s annual salary plus target annual incentive payment, in the case of Ms. Iglesias and Messrs. Lamond, Archer and Smith.

Wayne M. Mincey’s employment terminated in December 2003. Mr. Mincey was paid amounts due him pursuant to his employment agreement dated July 2001 as amended and must abide by certain non-compete, non-disparagement and confidentiality provisions contained therein.

Copies of the employment agreements and the CIC Agreements for Ms. Iglesias and Messrs. Krause, Lamond, Archer and Smith are filed as exhibits to our Form 10-K for the fiscal year ended December 26, 2003.

Compensation Committee Interlocks and Insider Participation

The 2003 Compensation Committee was comprised of J. Ian Morrison (Chairperson), James J. Forese and A. Michael Victory, none of whom have ever been an officer or employee of us or any of our subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Spherion does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Spherion filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Spherion specifically incorporates this Report by reference therein.

The Compensation Committee has prepared the following report on executive compensation. This report describes our current executive compensation program including the underlying philosophy of the program and the criteria on which executive compensation is based. This report also describes the compensation paid to our former Chief Executive Officer, Cinda A. Hallman and our President and Chief Operating Officer, Roy G. Krause, during Fiscal 2003.

During Fiscal 2003, the Compensation Committee was composed entirely of independent outside directors. Their responsibilities include participating in the development and approval of compensation philosophy and policies; recommending to the Board of Directors compensation for the Board of Directors; reviewing and approving corporate goals and objectives with respect to compensation for the CEO; determining and approving the CEO’s annual compensation, including salary, bonus, incentive and equity compensation; and reviewing and approving the compensation program for our other Named Executive Officers after receiving recommendations from the CEO or the President.

Other duties include administering our equity-based plans, including the 2000 Plan and the DSU Plan; and approving adoption of compensation plans not requiring stockholder approval and recommending to the Board approval of compensation plans requiring stockholder approval. The Compensation Committee also reviews total compensation for all others designated as officers subject to Section 16 of the Securities Exchange Act of 1934.

The Compensation Committee has retained the services of an outside consultant, Frederic W. Cook & Co., to provide information and advice on executive compensation issues.

Compensation Philosophy

Our executive compensation program consists of three main elements:

Base Salary

Base compensation is set to attract and retain qualified management, when combined with the other components of the compensation program.

Incentive Compensation

An opportunity to earn additional variable compensation under the annual incentive plan for yearly business success and individual performance.

Long-Term Incentives

Long-term incentives in the form of stock options and DSUs that will encourage stock ownership, reward executives for increases in stockholder value, and for achieving key performance goals.

The compensation program is designed to contribute to our viability and long-term success by meeting the following objectives:

•	To attract, retain and motivate experienced and competent managers and professionals who are performance-oriented.

•	To reinforce a commitment to take action that will contribute to our long-term success.

•	To encourage ownership of our Common Stock so that management’s long-term financial interests are closely linked with the long-term interests of our stockholders.

•	To compensate fairly for financial and strategic success and the enhancement of stockholder value.

Competitive Stance

For competitive comparisons, we obtain compensation data on other companies in the temporary service and staffing industry, general industry, service industry and on other growth companies. Industry-specific companies are also used for business-unit heads. Some of the companies used in the peer group for the total stockholder return graph are included within the temporary service and staffing industry comparison group. Our policy is to offer base salaries that are competitive at the median of companies of similar size within the comparison groups, annual incentive compensation that could pay at median levels if pre-set performance and EPS goals are met and pay at above-median levels if the goals are exceeded, and long-term incentive awards that offer above-median opportunities.

Base Salaries

Base salaries are reviewed annually using competitive compensation information provided by nationally recognized consulting firms. Increases in base salaries are granted after considering relative competitive positions, individual performance and general salary increases within the rest of our organization. With some exceptions, most executive salaries were not increased in Fiscal 2003.

Incentive Compensation

The Compensation Committee recommends to the Board target awards and performance measures for the Chief Executive Officer and determines target awards and performance measures for the Chief Executive Officer’s direct reports, including the Named Executive Officers. During Fiscal 2003, the annual incentive awards for all of the Named Executive Officers, except Messrs. Mincey and Archer (the “Corporate Officers”) were based 50% on EPS goals, 25% on gross profit growth targets and 25% on personal objectives. Annual incentive awards for Messrs. Mincey and Archer were based 25% on EPS goals, 25% on gross profit growth targets and 50% on net operating income targets.

During Fiscal 2003, the annual incentive award targets for each of our Named Executive Officers were as follows: 100% of annual base salary for Ms. Hallman; 70% of annual base salary for Mr. Krause; 60% of annual base salary for Messrs. Archer, Lamond, Smith and Mincey; and 50% of annual base salary for Ms. Iglesias.

Annual incentive awards are typically paid after the end of the fiscal year. In Fiscal 2003, the EPS threshold was not met and no annual incentive awards were paid to Corporate Officers. In Fiscal 2003, both the President and the General Counsel received the final installment of a retention bonus granted to each of them in 2001. An annual incentive award was earned by and paid to Mr. Archer based on his achievement of business unit objectives. Mr. Mincey did not receive an annual incentive award for Fiscal 2003.

Long-Term Incentives

The Compensation Committee views stock options and DSUs as critical elements of the compensation program. During 2003, executive officers received grants of both stock options and DSUs. The DSUs have three-year cliff vesting based on our achievement of certain revenue growth rates and earnings targets. The options granted vest over a three year period in cumulative increments of 33-1/3% per year beginning with the first anniversary of the date of grant.

Stock Ownership

The Chief Executive Officer and the President are each expected to hold Common Stock in an amount equal to two times their annual base salary. Other executives and officers are expected to hold Common Stock in an amount equal to one times their annual base salary. Currently, all are on target to achieve these goals within the time periods set by us.

Change In Control/Employment Agreements

We have Change In Control and Employment Agreements for our top executives. The details of these agreements for the Named Executive Officers are described on page 19.

Compliance with Internal Revenue Code Section 162(m)

The Compensation Committee intends that all compensation paid to our executives under our regular plans will be tax-deductible. The Compensation Committee has requested stockholder approval where necessary and has established administrative rules for our plans in order to be in compliance with Internal Revenue Code Section 162(m).

2003 Compensation for our Former CEO and for our President

Ms. Hallman’s annual salary remained $775,000 in Fiscal 2003, of which $55,416 was paid through our benefit plans due to Ms. Hallman’s medical leave of absence which began July 2003. Ms. Hallman did not receive an annual incentive bonus for Fiscal 2003. Due to Ms. Hallman’s medical leave of absence, she did not receive a stock option grant or DSUs during Fiscal 2003. Ms. Hallman’s retirement from Spherion was effective April 10, 2004.

Mr. Krause’s annual salary remained $495,000 in Fiscal 2003 although he assumed the duties of the principal executive officer after Ms. Hallman began her medical leave in July 2003. Mr. Krause did not receive an annual incentive bonus for Fiscal 2003. Mr. Krause did receive a payment of $250,000 which represents the final installment of a retention bonus granted to him in 2001. In Fiscal 2003, he was granted an award of 135,000 options to purchase Common Stock and 57,500 DSUs. Mr. Krause’s employment agreement and change in control agreement are described on page 19.

BY THE 2003 COMPENSATION COMMITTEE,

J. Ian Morrison, Chairperson
James J. Forese
A. Michael Victory

Certain Relationships and Related Transactions

We did not have any related party transactions during Fiscal 2003.

Do we have a Code of Ethics?

We have the Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors. There is a separate Code of Ethics for Chief Executive Officer and Senior Financial Officers, which is applicable to the principal executive officer, the principal financial officer and the principal accounting officer. Both the Code of Business Conduct and Ethics and the Code of Ethics for Chief Executive Officer and Senior Financial Officers are available on our website at www.spherion.com under the “Investor Relations” tab. We intend to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) and waivers to the Code of Ethics for Chief Executive Officer and Senior Financial Officers at this location on our website.

PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return on our Common Stock, the cumulative total return of the NYSE composite index; the Peer Group Index used by us in our previous year’s proxy statement (the “Old Peer Group Index”); and a new Peer Group Index (the “New Peer Group Index”), each for the period beginning December 31, 1998 and ending December 31, 2003. The total cumulative return on investment (change in stock price plus reinvested dividends, if any) for us, the NYSE composite index, the Old Peer Group Index and the New Peer Group Index assumes that a $100 investment was made on December 31, 1998. We have not declared any dividends in the period represented in this performance graph.

The Old Peer Group Index is comprised of the following publicly traded companies: Kelly Services, Inc.; Manpower Inc.; Robert Half International Inc.; Keane Inc.; and MPS Group Inc. The New Peer Group Index is comprised of the following publicly traded companies: Kelly Services, Inc.; Manpower Inc.; Robert Half International Inc.; Adecco SA; and MPS Group Inc. We have modified our Peer Group Index to include those companies that more accurately reflect our business mix.

The data for this performance graph was compiled for us by Standard and Poor’s. The stock price performance shown on this graph is not necessarily indicative of future price performance of our Common Stock.

	12/98	12/99	12/00	12/01	12/02	12/03
Spherion Corporation	$100.00	$105.88	$48.40	$41.97	$25.88	$42.48
NYSE Composite Index	100.00	109.15	110.25	99.76	78.70	101.02
New Peer Group	100.00	132.05	124.99	116.27	84.76	132.12
Old Peer Group	100.00	89.39	86.23	93.27	66.37	95.95

APPROVAL OF AMENDMENT TO
SPHERION’S RESTATED CERTIFICATE OF INCORPORATION
(Item 2 on Proxy Card)

The Board has approved and recommends stockholder approval of an amendment to our Restated Certificate of Incorporation. We propose that the last sentence of Article Fifth (C) “Vacancies” be deleted in its entirety. That sentence reads as follows:

“Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as his or her predecessor.”

This amendment, combined with relevant provisions of our Restated By-laws, would require the Board to submit to the stockholders for confirmation at the next annual meeting any new director that the Board appoints to fill a vacancy or newly created directorship in between stockholders meetings. The Board of Directors believes that this is a responsible corporate governance action which allows stockholders to either continue the term of that director or not at the next annual meeting of stockholders instead of waiting for up to three years for the director’s term to expire and the director to stand for election.

Vote Required for Approval

Approval of the amendment to the Restated Certificate of Incorporation requires the affirmative vote of not less than two-thirds of the outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED “FOR” THIS PROPOSAL.

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
2000 EMPLOYEE STOCK PURCHASE PLAN
(Item 3 on the Proxy Card)

On March 5, 2004 our Board of Directors unanimously adopted, subject to the approval by our stockholders, a resolution to approve an amendment to our Amended and Restated 2000 Employee Stock Purchase Plan as amended through March 16, 2004 (the “2000 Purchase Plan”). The Board of Directors believes that it is in our best interests as well as the best interests of our stockholders to adopt an amendment to the 2000 Purchase Plan in order to authorize the issuance of an additional 1,000,000 shares of Common Stock under the 2000 Purchase Plan.

The following is a summary of the material provisions of the 2000 Purchase Plan. This summary is qualified in its entirety by reference to the specific provisions of the 2000 Purchase Plan, the full text of which is attached to this Proxy Statement as Exhibit B. Capitalized terms used but not defined herein shall have the meanings set forth in the 2000 Purchase Plan attached as Exhibit B hereto.

Summary of the 2000 Purchase Plan

Common Stock Subject to the 2000 Purchase Plan.    The 2000 Purchase Plan authorized the issuance of 1,121,373 shares of Common Stock. As of March 1, 2004, 162,139 shares of Common Stock remained available for issuance under the 2000 Purchase Plan. On March 1, 2004, the closing price of the Common Stock was $9.21.

Shares of common stock delivered under the 2000 Purchase Plan may be treasury shares, authorized but unissued shares, shares purchased on the open market, or any combination thereof. No offering may be made under the 2000 Purchase Plan after July 1, 2015. In order to make additional issuances so that we continue to receive the benefits associated therewith, the proposed amendment to the 2000 Purchase Plan authorizes the issuance of an additional 1,000,000 shares of Common Stock in accordance with the 2000 Purchase Plan’s terms.

Eligibility.    Any employee who has completed six months of employment with us or any of our Subsidiaries prior to the first day of the offering period will be eligible to participate in the 2000 Purchase Plan. As of April 1, 2004, 36,475 of our employees were eligible to participate in the 2000 Purchase Plan. A Subsidiary of Spherion is any Subsidiary of Spherion within the meaning of Section 424(f) of the Internal Revenue Code (the “Code”). Notwithstanding, any employee of a company or an entity which is purchased by or merged into Spherion or any of its Subsidiaries shall, with the approval of the Committee, be permitted to participate in the 2000 Purchase Plan. Participation shall be in accordance with such rules as may be prescribed by the Committee from time to time, which rules, however, shall neither permit nor deny participation in the 2000 Purchase Plan contrary to the requirements of Section 423 of the Code and the regulations promulgated thereunder. Any of our employees or any of our Subsidiaries who, after the grant of a right to purchase, would hold 5% or more of the total combined voting power or value of Spherion or any Subsidiary will not be eligible to participate.

Offerings.    We will make one or more offerings each year to eligible employees to purchase shares of common stock under the 2000 Purchase Plan. Each offering period will be for a period of three months and the first offering period commenced July 1, 2000. Each eligible employee as of the effective date of any offering will be entitled to purchase shares of common stock at a purchase price equal to the lower of 85% of the fair market value of common stock on the first trading day of the offering period or 85% of the fair market value of common stock on the last trading day of the offering period.

Participation.    An employee eligible on the effective date of any offering may participate in such offering at any time by completing and forwarding a payroll deduction authorization on such form as provided to the Committee to the employee’s appropriate payroll location at least 15 days prior to the beginning of an offering period, or otherwise complying with such procedures as the Committee shall determine. The form will authorize a regular payroll deduction from such employee’s compensation, or such other form of payment as authorized by the Committee, effective for the first payroll period of the offering period which begins no earlier than 15 days from the date on which the authorization was received from the employee. An eligible employee who elects to participate with respect to an offering shall be deemed to have elected to participate in each subsequent offering, unless such eligible employee files a new payroll deduction form, or complies with such procedures, as determined by the Committee. All participating employees shall have the same rights and privileges under the 2000 Purchase Plan except that the amount of stock a participating employee may purchase shall be a maximum of 15% of Compensation subject to certain caps as described below. Notwithstanding the foregoing, in the event an active employee who has purchased our stock under the 2000 Purchase Plan sells or transfers one or more shares of such stock within a two-year period of such purchase, such employee shall not be permitted to participate in either of the next two successive offerings under the 2000 Purchase Plan following the date of such sale or transfer. Any sale or transfer described in the preceding sentence shall not affect the employee’s participation in the 2000 Purchase Plan for the remainder of the offering period in which such sale takes place. No participant in the 2000 Purchase Plan will be permitted to purchase common stock under the 2000 Purchase Plan and all other stock purchase plans of Spherion and its Subsidiaries at a rate that exceeds $25,000 of the fair market value of such shares (determined as of the date of grant of such right) for each calendar year during which any right granted to such individual under any such plan is outstanding at any time.

Deductions.    We shall maintain payroll deduction accounts for all participating employees. Such accounts will be solely for bookkeeping purposes. No separate fund, trust or other segregation of such amounts will be established or made. Unless otherwise required by law, no interest will accrue on amounts held in such accounts under the 2000 Purchase Plan. With respect to any offering made under the 2000 Purchase Plan, a participating employee may authorize a payroll deduction of either: (a) whole percentages of the compensation such employee receives during the offering period (or during such portion thereof in which the employee may elect to participate); or (b) a fixed amount, as the employee shall determine; up to a maximum of 15% of compensation. The Committee may require a minimum payroll deduction for participation in any offering consistent with the requirements of Section 423 of the Code.

Deduction Changes.    A participating employee may increase or decrease such employee’s payroll deduction by filing a new payroll deduction authorization form or complying with such procedures as the Committee may establish at least 15 days prior to the beginning of an offering period. The change shall become effective at the beginning of the next offering period after receipt of the employee’s authorization. Notwithstanding the foregoing, a participating employee may elect to cease payroll deductions at any time during an offering period, in which case such change shall be effective as of the next pay period beginning after receipt of the employee’s authorization. If a participating employee ceases his or her payroll deductions, cash credited under the 2000 Purchase Plan shall be applied to the purchase of stock at the end of the offering period in which such cessation occurs.

Employee Accounts and Certificates.    Upon purchase of one or more full shares by a participating employee pursuant the 2000 Purchase Plan, we or our agent shall establish a book entry account in the name of the employee to reflect the share(s) purchased at that time. Certificates shall be issued only on request, on termination of participation in the 2000 Purchase Plan, or when necessary to comply with transaction requirements outside the United States. In the event a participating employee terminates his or her account, any remaining cash credited to the account will be paid to such employee.

Registration of Shares.    Shares may be registered only in the name of the participating employee, or, if such employee so indicates by contacting the agent engaged by us to purchase stock under the 2000 Purchase Plan on behalf of the employee participants, in the participating employee’s name jointly with a member of such employee’s family, with right of survivorship. A participating employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have shares registered in such employee’s name as tenant in common or as community property with a member of such employee’s family, without right of survivorship.

Rights as a Stockholder.    None of the rights or privileges of a stockholder of Spherion shall exist with respect to shares purchased under the 2000 Purchase Plan unless and until such shares shall have been appropriately evidenced on the books of Spherion or its agent.

Termination of Participation.    In the event of a participating employee’s retirement, death, or termination of employment, such employee shall be ineligible to continue to participate in the 2000 Purchase Plan, and the participating employee’s right to purchase shares will automatically be cancelled. No payroll deduction shall be taken from any pay due and owing to the employee after the pay period during which the employee became ineligible. Upon any such termination of participation, any remaining cash credited to such account, shall be transferred to such employee, or to his or her beneficiary if the employee has died. In addition, upon termination of participation and the request of the employee or his or her beneficiary, certificates representing the shares credited to the terminating employee’s account shall be transferred to such employee, or to his or her beneficiary if the employee has died.

Administration.    The 2000 Purchase Plan will be administered by a Committee as selected by our Board of Directors. The Committee will consist of at least three persons from members of senior management, the Board of Directors, or a combination thereof. The Committee shall have authority to make rules and regulations for the administration of the 2000 Purchase Plan; its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Committee will be liable for any action or determination made in good faith. The Committee may delegate its administrative responsibilities pursuant to the 2000 Purchase Plan to our officers or employees.

Amendment and Termination.    The Board of Directors may terminate the 2000 Purchase Plan at any time or make any amendment it deems advisable except that without the approval of a majority of stockholders, no amendment shall be made (i) increasing the number of shares approved for the 2000 Purchase Plan, (ii) decreasing the purchase price per share, or (iii) withdrawing the administration of the 2000 Purchase Plan from a Committee consisting of persons not eligible to participate in the 2000 Purchase Plan.

Adjustments.    In the event of any changes in our capital structure, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to shares available for purchase under the 2000 Purchase Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares approved for the 2000 Purchase Plan or the number of shares available for purchase during an offering period. If we become a party to any corporate transaction including but not limited to a merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, our Board of Directors may make such adjustments as it deems advisable with respect to the 2000 Purchase Plan, including, but not limited to, an adjustment to the number of shares approved for the 2000 Purchase Plan, the number of shares subject to rights granted under the Plan, the purchase price and any other such adjustments as deemed equitable and appropriate by the Board of Directors.

Transferability.    A participant’s rights under the 2000 Purchase Plan are exercisable, during his or her lifetime, only by such participant. Rights under the 2000 Purchase Plan may not be assigned, transferred, pledged or disposed of in any way by a participating employee other than by will or the laws of descent and distribution.

Non-U.S. Employees.    Notwithstanding anything in the 2000 Purchase Plan to the contrary, with respect to any Subsidiary that employs employees who reside outside of the United States, the Committee may in its sole discretion amend the terms of the 2000 Purchase Plan in order to conform such terms with the requirements of local law or to meet the objectives of the 2000 Purchase Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

No Right to Employment.    Nothing in the 2000 Purchase Plan will interfere with or limit in any way the right of Spherion or any Subsidiary to terminate the employment of any eligible employee at any time, nor confer upon any eligible employee any right to continue in the employ of Spherion or any Subsidiary.

Tax Withholding.    Notwithstanding any provision of the 2000 Purchase Plan to the contrary, the Committee in its sole discretion may establish such methods or procedures as it deems appropriate in order to withhold any taxes or other amounts as may be required under any applicable federal, state, non-U.S. or local laws.

Other Benefit and Compensation Programs.    Unless otherwise specifically determined by the Committee, shares received under the 2000 Purchase Plan will not be deemed a part of an eligible employee’s regular, recurring compensation for purposes of calculating payments or benefits from any company benefit plan or severance program. Further, we may adopt other compensation programs, plans or arrangements as it deems appropriate.

Successors and Assigns.    The 2000 Purchase Plan will be binding upon and inure the benefit of our successors and permitted assigns and the eligible employees.

Governing Law.    The validity, construction, interpretation, administration and effect of the 2000 Purchase Plan and any rules, regulations and actions relating to the 2000 Purchase Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

Certain Federal Income Tax Consequences

We have been advised that under current law the federal income tax consequences to our participants of rights to purchase shares under the 2000 Purchase Plan would generally be as set forth in the following summary. This summary is not a complete analysis of all potential tax consequences relevant to our participants and does not describe tax consequences based on particular circumstances. For these reasons, participants should consult with a tax advisor as to any specific questions regarding the tax consequences of participation in the 2000 Purchase Plan.

It is intended that the right to purchase shares of common stock granted under the 2000 Purchase Plan will constitute a right issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. If shares are purchased under the 2000 Purchase Plan, and no disposition of these shares is made within two years of the date of grant of the right, or within one year after the purchase of the shares, then no income will be realized by the employee at the time of the transfer of the shares to such employee. When an employee sells or otherwise disposes of the shares, or in the event of his death (whenever occurring) while owning such shares, there will be included in his or her gross income, as compensation, an amount equal to the lesser of: (i) the amount by which the fair market value of the shares on the first trading day of the offering period exceeds the purchase price for the shares, or (ii) the amount by which the fair market value at the time of disposition or death exceeds the purchase price per share. Any further gain will be treated for tax purposes as long-term capital gain, provided that the employee holds the shares for the applicable long-term capital gain holding period after the last day of the offering period applicable to such shares.

We will not be allowed a deduction for federal income tax purposes in connection with the exercise of the right to purchase shares under the 2000 Purchase Plan, provided there is no disposition of shares by a participant within either the two-year or the one-year periods referred to above. If an employee disposes of the shares within either the two-year or the one-year periods referred to above, he or she will realize ordinary income in the year of disposition in an amount equal to the difference between the purchase price and the fair market value of the shares at the time of exercise of the right to purchase shares under the Plan, and we will be entitled to a deduction in the same amount. Any difference between the amount received upon such a disposition and the fair market value of the shares at the time of exercise of the right to purchase shares under the Plan will be capital gain or loss, as the case may be.

Vote Required for Approval

Approval of the amendment to the 2000 Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting.

Recommendation of the Board of Directors “FOR” this Proposal

The Board of Directors believes that the proposed adoption of an amendment to the 2000 Purchase Plan will continue to promote our interests as well as the interests of our stockholders and enable Spherion and its subsidiaries to continue to attract, retain and reward persons important to our success. The 2000 Purchase Plan is designed to further align the interests of the plan participants with the interests of our stockholders. As such, the Board of Directors believes that the proposed adoption of an amendment to the 2000 Purchase Plan is in the best interests of Spherion and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED “FOR” THIS PROPOSAL.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and deferred stock units	Weighted-average exercise price of outstanding options and deferred stock units	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,538,323	$10.02	2,426,701
Equity compensation plans not approved by security holders	824,238	—	482,877
Total	7,362,561	$8.90	2,909,578

The equity compensation plan not approved by stockholders is a deferred stock plan which allows grants of deferred stock units to employees and outside directors. Deferred stock units entitle the individual to receive shares of our common stock at a future date after meeting service requirements or financial targets. The deferred stock units vest between one and seven years or a shorter period based upon certain performance criteria.

RATIFICATION OF APPOINTMENT OF AUDITORS
(Item 4 on Proxy Card)

The Audit Committee of our Board of Directors has recommended the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2004. Services provided to us and our subsidiaries by Deloitte & Touche LLP in Fiscal 2003 are described under “Audit and Non-Audit Fees” on page 14. Deloitte & Touche LLP audited our accounts for Fiscal 2003. Deloitte & Touche LLP has offices or affiliate offices convenient to most of our operations in the United States and other countries and our Audit Committee considers this firm to be well qualified. The Audit Committee is responsible for the appointment, oversight and termination of our independent auditor. We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter. If the appointment of Deloitte & Touche LLP as our independent auditor is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte & Touche LLP. Also, even if the appointment of Deloitte & Touche LLP as our independent auditor is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. Representatives of Deloitte & Touche LLP plan to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT TO THE CONTRARY ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED “FOR” THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file with the SEC and the NYSE initial reports of beneficial ownership of the Common Stock on Form 3 and reports of changes in beneficial ownership of the Common Stock on Form 4 or Form 5. Such persons are also required to furnish us with copies of all such reports filed. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us with respect to Fiscal 2003, we believe that, during Fiscal 2003, all Section 16(a) filing requirements applicable to such persons were timely satisfied, except as described below.

(1)	Teri L. Miller’s loan received partially through sales of Common Stock from the DCP in January 2003, accounted for two late filings covering two transactions. Both of these transactions were reported late to us by our external plan administrator.

(2)	Shares withheld for taxes on vesting of DSUs at the time of the separation of Peter D. Houchin resulted in one late report covering one transaction.

(3)	Wayne M. Mincey’s open market sale of shares in November 2003 was not reported timely to us by his broker resulting in one late filing covering one transaction.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Any stockholder who wishes to communicate with the Board of Directors, a committee of the Board, the non-management directors as a group or any member of the Board, may send correspondence to the Corporate Secretary at Spherion Corporation, 2050 Spectrum Boulevard, Fort Lauderdale, Florida, 33309. The Corporate Secretary will submit all stockholder correspondence relating to material matters affecting our company to the Board of Directors, committee of the Board, non-management directors as a group or individual member, as the case may be.

STOCKHOLDER PROPOSALS

As more specifically provided in our Restated By-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us not less than 50 days nor more than 75 days prior to the scheduled date of the annual meeting. Accordingly, as our Restated By-laws require that our annual meeting be held on the third Tuesday of May each year, any stockholder proposal to be considered at the 2005 Annual Meeting must be properly submitted to us not earlier than March 3, 2005 nor later than March 28, 2005. Stockholders desiring to suggest qualified nominees for director positions should submit the required information to our Corporate Secretary within the same time period. Detailed information for submitting stockholder proposals or recommendations for director nominees will be provided to you if you make a written request to our Corporate Secretary, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a proposal included in our Proxy Statement. For the 2005 Annual Meeting, under the Commission’s requirements, any stockholder proposals and recommendations for director nominees must be received by our Corporate Secretary no later than December 10, 2004 in order to be included in our 2005 Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters which will be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting it is intended that the persons named in the proxy will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

The Annual Report to our Stockholders for fiscal year ended December 26, 2003 (the “Annual Report”), and the Annual Report on Form 10-K for the fiscal year ended December 26, 2003 (the “Form 10-K”) are being mailed concurrently with this Proxy Statement to all stockholders of record as of March 24, 2004. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report and the Form 10-K so that such record holders could supply such material to beneficial owners as of March 24, 2004. AN ADDITIONAL COPY OF OUR FORM 10-K WILL BE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO:

Teri L. Miller
Investor Relations
Spherion Corporation
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

BY ORDER OF THE BOARD OF DIRECTORS,

Lisa G. Iglesias
Secretary

April 12, 2004

Exhibit A

SPHERION CORPORATION
Charter of the Audit Committee of the Board of Directors
(As of March 5, 2004)

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors of Spherion Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities.

The Audit Committee’s purpose is to assist Board of Directors’ oversight of:

•	The integrity of the Company’s financial statements;

•	The integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications, independence and performance;

•	The performance of the Company’s internal audit function; and

•	Communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain special legal, accounting, or other consultants or experts (collectively, “Advisors”) it deems necessary in the performance of its duties. The Company shall provide funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors (ii) compensation to any Advisors employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out is duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the New York Stock Exchange (“NYSE”). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent” and financially literate in accordance with NYSE rules.. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment in accordance with NYSE rules, sufficient to be considered an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. In addition, the Audit Committee shall satisfy the requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee members shall be appointed by the Board of Directors and may be removed by the Board of Directors at any time. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet separately and periodically (at least annually) with management, the director of the internal auditing department, and the independent auditors, and in executive session as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III.	Audit Committee Responsibilities and Duties

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those statements.

In carrying out these responsibilities, the Audit Committee will be responsible for the following:

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Evaluate the Audit Committee’s performance annually and recommend any changes to the Board of Directors for approval.

3.	Review and discuss the audited financial statements, including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, to be contained in the annual report on Form 10-K and annual shareholders report with management and the independent auditors to determine that the independent auditors are satisfied with the content and disclosure of the financial statements, and recommend to the Board that the Company’s audited financial statements be included in the Form 10-K.

4.	In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls and the Company’s system to monitor and manage business risk and ethical and legal regulatory compliance programs, and elicit any recommendations for the improvement of such controls and systems or particular areas where new or more detailed controls or systems are desirable. Discuss policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

5.	Review and discuss the interim financial statements, including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with management and the independent auditors and discuss the results of the independent auditors’ review of the Company’s interim financial information. In addition, the Audit Committee shall discuss with the independent auditors other matters required to be communicated by the independent auditors in accordance with applicable generally accepted auditing standards prior to the inclusion of such information in the Company’s Form 10-Q. The chair of the Audit Committee may represent the entire Committee for purposes of this review.

6.	Review annually with financial management and the Company’s independent auditors, (i) any analyses or other written communications prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements; (ii) the Company’s accounting policies in light of the Company’s current operations and current GAAP and SEC rules and regulations, (iii) any major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles; and (iv) the effect of regulatory and accounting initiatives as well as off-balance sheet structures, on the financial statements of the Company.

7.	Review, in conjunction with management, the Company’s policies generally with respect to its earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type and presentation of information to be disclosed and paying particular attention to the use of non-GAAP financial information.

Independent Auditors

8.	The independent auditors are ultimately accountable to the Audit Committee. The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, replace the independent auditors. The Audit Committee is authorized to resolve any disagreements between management and the independent auditors regarding the Company’s financial reporting.

9.	Annually evaluate the qualifications and performance of the independent auditors. As part of such evaluation, at least annually, the Audit Committee shall obtain and review a report from the independent auditors describing the independent auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues; and (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company. The Audit Committee will present the conclusions of its review of the independent auditors to the Board.

10.	Pre-approve all audit and non-audit fees to be paid to the independent auditors in accordance with the Audit Committee’s Pre-Approval Policy before the auditors are engaged to render any such services.

11.	Review and discuss with the Company’s independent auditors the written disclosures regarding the auditors’ independence in accordance with Independence Standards Board Standard No. 1. Based upon this review and discussion, the Audit Committee will recommend to the Board any action appropriate to satisfy itself as to the independence of the auditors, including, where appropriate, the replacement of the independent auditors.

12.	Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

13.	Prior to releasing the year-end and quarter-end earnings, discuss the results of the annual audit or quarterly limited review procedures with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA Statement on Auditing Standards No. 61.

14.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

15.	Review with the independent auditors any problems or difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the auditor’s activities or on access to required information, and management’s response.

Internal Audit Department

16.	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors, and evaluate the performance of the internal audit function.

17.	The internal audit department shall be responsible to senior management, but the senior audit executive shall have a direct reporting responsibility to the Board of Directors through the Audit Committee. Changes in the senior audit executive shall be subject to Audit Committee approval.

18.	Review the responsibilities, budget, staffing, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

19.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

Legal & Tax Compliance

20.	On at least an annual basis, review with the Company’s counsel and Chief Financial Officer, any legal or tax matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

21.	Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of internal controls that should be strengthened to reduce the risk of a similar event in the future, and review of any “internal control” letter issued or proposed to be issued by the independent auditor.

Other Audit Committee Responsibilities

22.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

23.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

24.	Oversee the Company’s compliance with the written confirmation required by the NYSE rules annually or upon any change in Audit Committee membership.

25.	Establish policies for the Company’s hiring of current or former employees of the independent auditors.

26.	Provide regular reports of the matters discussed at each Audit Committee meeting to the Board of Directors.

27.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee shall be responsible for reviewing any such complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

Exhibit B

SPHERION CORPORATION
AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN
(as amended through March 16, 2004)

The purpose of the Spherion Corporation Amended and Restated 2000 Employee Stock Purchase Plan (the “Plan”) is to provide employees a continued opportunity to purchase stock of Spherion Corporation through annual offerings to be made during the five-year period commencing July 1, 2000. A total of 1,121,373 [plus 1,000,000, subject to stockholder approval] shares of Spherion Corporation stock have been approved for this purpose. The shares which may be used under the Plan include treasury shares, authorized but unissued shares, shares purchased on the open market, or any combination thereof.

1.  Administration. The Plan shall be administered by the Committee. The Committee shall have authority to make rules and regulations for the administration of the Plan; its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Committee will be liable for any action or determination made in good faith. The Committee may delegate its administrative responsibilities pursuant to this Plan to officers or employees of Spherion.

2.  Eligibility. Except as provided below, any employee of Spherion Corporation or its Subsidiaries shall be eligible to participate in the Plan if he or she has been employed by the Company or its Subsidiaries for the six months preceding the offering. Notwithstanding the foregoing, any employee of a company or an entity which is purchased by or merged into Spherion Corporation or any of its Subsidiaries shall, with the approval of the Committee, be permitted to participate in the Plan. Participation shall be in accordance with such rules as may be prescribed by the Committee from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of Section 423 of the Internal Revenue Code and the regulations promulgated thereunder. No employee may participate in an offering if such employee, immediately after the commencement of such offering, owns 5% or more of the total combined voting power or value of the stock of Spherion Corporation or any Subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee.

3.  Offerings. Spherion shall make one or more offerings each year to participating employees to purchase Spherion Corporation stock under the Plan. Each offering period shall be 3 months in duration with the first offering period to commence July 1, 2000. During an offering period the amounts received as Compensation by a participating employee shall constitute the measure of such employee’s participation in the offering as is based on Compensation. The participation of an eligible employee in one offering does not guarantee participation in subsequent offerings.

4.  Participation. The Plan is a discretionary Plan and participation is voluntary. An employee eligible on the effective date of any offering may participate in such offering at any time by completing and forwarding a payroll deduction authorization form, or complying with such other procedures as determined by the Committee, at least 15 days prior to the beginning of an offering period. The first payroll deduction or other payment authorized by the Committee will begin no earlier than 15 days after the date on which the authorization was received. All participating employees shall have the same rights and privileges under the Plan except that the amount of stock a participating employee may purchase shall bear a uniform relationship to Compensation pursuant to Section 5. Notwithstanding the foregoing, in the event an active employee who has purchased Spherion Corporation stock under the Plan sells or transfers one or more shares of such stock within a two-year period of such purchase, such employee shall not be permitted to participate in either of the next two successive offerings under the Plan following the date of such sale or transfer. Any sale or transfer described in the preceding sentence shall not affect the employee’s participation in the Plan for the remainder of the offering period in which such sale takes place.

5.  Deductions. Spherion shall maintain payroll deduction accounts for all participating employees. Such accounts will be solely for bookkeeping purposes. No separate fund, trust or other segregation of such amounts will be established or made. Unless otherwise required by law, no interest will accrue on amounts held in such accounts under the Plan. With respect to any offering made under the Plan, a participating employee may authorize a payroll deduction of either: (a) whole percentages of the Compensation such employee receives during the offering period (or during such portion thereof in which the employee may elect to participate); or (b) a fixed amount, as the employee shall determine; up to a maximum of 15% of Compensation. The Committee may require a minimum payroll deduction for participation in any offering consistent with the requirements of Section 423 of the Internal Revenue Code.

No employee may be granted the right to purchase stock under the Plan, and all other employee stock purchase plans of Spherion Corporation and its Subsidiaries described in Section 423 of the Internal Revenue Code, to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the effective date of the applicable offering) for each calendar year in which the right is outstanding at any time. In the event that a participating employee’s payroll deductions would otherwise result in the purchase of stock in excess of the foregoing limitations, the stock purchase shall cease when the limitations are reached and the excess cash shall be refunded to such participating employee.

6.  Deduction Changes. A participating employee may increase or decrease such employee’s payroll deduction by filing a new payroll deduction authorization form or complying with such other procedures as the Committee may establish at least 15 days prior to the beginning of an offering period. The change shall become effective at the beginning of the next offering period after receipt of the employee’s authorization. Notwithstanding the foregoing, a participating employee may elect to cease payroll deductions at any time during an offering period, in which case such change shall be effective as of the next pay period beginning after receipt of the employee’s authorization. If a participating employee ceases his or her payroll deductions, cash credited under the Plan shall be applied to the purchase of stock at the end of the offering period in which such cessation occurs.

7.  Purchase of Shares. Each employee participating in any offering under the Plan shall have the right, upon the effective date of such offering, to purchase as many full shares of Spherion Corporation stock as the participating employee may elect to purchase with up to 15% of the Compensation received during the specified offering period (or during such portion thereof as the employee may elect to participate).

The purchase price for each share purchased shall be 85% of the lower of (i) the Fair Market Value of Spherion Corporation stock at the beginning of the offering period, or (ii) the Fair Market Value of Spherion Corporation stock at the end of the offering period. As of the last day of an offering, the account of each participating employee shall be totaled, and the employee shall be deemed to have exercised the right to purchase one or more full shares at the then-applicable price; the participating employee’s account shall be charged for the amount of the purchase; and the ownership of such share or shares shall be appropriately evidenced on the books of Spherion or its agent.

8.  Employee Accounts and Certificates. Upon purchase of one or more full shares by a participating employee pursuant to Section 7 hereof, Spherion or its agent shall establish a book entry account in the name of the employee to reflect the share(s) purchased at that time. Certificates shall be issued only on request, on termination of participation in the Plan, or when necessary to comply with transaction requirements outside the United States. In the event a participating employee terminates his or her account pursuant to Section 11 hereof, any remaining cash credited to the account will be paid to such employee.

9.  Registration of Shares. Shares may be registered only in the name of the participating employee, or, if such employee so indicates by contacting the agent engaged by Spherion to purchase stock under the Plan on behalf of the participating employees, in the participating employee’s name jointly with a member of such employee’s family, with right of survivorship. A participating employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have shares registered in such employee’s name as tenant in common or as community property with a member of such employee’s family, without right of survivorship.

10.  Rights as a Stockholder. None of the rights or privileges of a stockholder of Spherion Corporation shall exist with respect to shares purchased under the Plan unless and until such shares shall have been appropriately evidenced on the books of Spherion or its agent.

11.  Rights on Retirement, Death, Termination of Employment or Termination of Participation. In the event of a participating employee’s retirement, death, or termination of employment, such employee shall be ineligible to continue to participate in the Plan, and the participating employee’s right to purchase Spherion Corporation shares will automatically be cancelled. No payroll deduction shall be taken from any pay due and owing to the employee after the pay period during which the employee became ineligible. Upon any such termination of participation, any remaining cash credited to such account, shall be transferred to such employee, or to his or her beneficiary if the employee has died. In addition, upon termination of participation and the request of the employee or his or her beneficiary, certificates representing the shares credited to the terminating employee’s account, shall be transferred to such employee, or to his or her beneficiary if the employee has died.

12.  Rights Not Transferable. Rights under the Plan may not be assigned, transferred, pledged or disposed of in any way by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

13.  Application of Funds and Administrative Fees. All funds received or held by Spherion under the Plan may be used for any corporate purpose. The Committee may impose reasonable administrative fees on participating employees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan.

14.  Adjustments in Case of Changes Affecting Spherion Corporation Stock. In the event of any change in the capital structure of Spherion, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to shares available for purchase under the Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares approved for the Plan or the number of shares available for purchase during an offering period. If Spherion shall become a party to any corporate transaction including but not limited to a merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board or Directors may make such adjustments as it deems advisable with respect to the Plan, including, but not limited to, an adjustment to the number of shares approved for the Plan, the number of shares subject to rights granted under the Plan, the purchase price and any other such adjustments as deemed equitable and appropriate by the Board of Directors.

15.  Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of the holders of a majority of the shares of stock of Spherion Corporation then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing the number of shares approved for the Plan (other than as provided in Section 14 hereof), or (ii) decreasing the purchase price per share., or (iii) withdrawing the administration of the Plan from a Committee consisting of persons not eligible to participate in the Plan.

16.  Termination of the Plan. The Plan and all rights of employees under any offering hereunder shall terminate:

a.	on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair, or

b.	at any time, at the discretion of the Board of Directors. No offering hereunder shall be made which shall extend beyond July 1, 2015.

17.  Governmental Regulations. Spherion’s obligation to sell and deliver Spherion Corporation stock under the Plan is subject to the approval of any federal, state or other governmental authority required in connection with the authorization, issuance, or sale of such stock. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, Spherion will not be required to issue any shares under the Plan, and a participant may not sell, assign, transfer or otherwise dispose of shares issued pursuant to the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. Spherion may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Spherion Corporation stock, as may be deemed necessary or advisable by Spherion in order to comply with such securities law or other restrictions.

18.  Plan Shares Purchases. Purchases of outstanding shares may be made pursuant to and on behalf of the Plan, upon such terms as Spherion may approve, for delivery under the Plan.

19.  Plan Subject to Stockholder Approval. The Plan, as amended and restated, is adopted subject to the approval of the stockholders of Spherion Corporation given within 12 months from the date of adoption.

20.  Non-U.S. Employees. Notwithstanding anything in the Plan to the contrary, with respect to any Subsidiary that employs employees who reside outside of the United States, the Committee may in its sole discretion amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

21.  No Right to Employment. Nothing in the Plan will interfere with or limit in any way the right of Spherion Corporation or any Subsidiary to terminate the employment of any eligible employee at any time, nor confer upon any eligible employee any right to continue in the employ of Spherion Corporation or any Subsidiary.

22.  Tax Withholding. Notwithstanding any provision of this Plan to the contrary, the Committee in its sole discretion may establish such methods or procedures as it deems appropriate in order to withhold any taxes or other amounts as may be required under any applicable federal, state, non-U.S. or local laws.

23.  Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, shares received under the Plan will not be deemed a part of an eligible employee’s regular, recurring Compensation for purposes of calculating payments or benefits from any company benefit plan or severance program. Further, Spherion may adopt other Compensation programs, plans or arrangements as it deems appropriate.

24.  Successors and Assigns. The Plan will be binding upon and inure the benefit of the successors and permitted assigns of Spherion and the eligible employees.

25.  Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by an construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

26.	Definitions.

“Board of Directors” means the Board of Directors of Spherion Corporation.

“Committee” means the Committee administering the Plan, consisting of at least three members appointed by the Board of Directors either from members of senior management, from the Board of Directors, or a combination thereof.

“Compensation” means all Compensation, except bonuses.

“Spherion” means Spherion Corporation, formerly known as Interim Services Inc., a Delaware corporation.

“Spherion Corporation stock” means the common stock, par value $.01 per share, of Spherion Corporation.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Fair Market Value” means the closing price of Spherion Corporation stock on the New York Stock Exchange on a given day or, if no sales of Spherion Corporation stock were made on that day, the closing price of Spherion Corporation stock on the next preceding day on which sales were made on the New York Stock Exchange; provided, however, that the Committee may, in its discretion, establish such other measure of Fair Market Value as it deems appropriate.

“Plan” means this Spherion Corporation Amended and Restated 2000 Employee Stock Purchase Plan.

“Subsidiary” means a Subsidiary of Spherion Corporation within the meaning of Section 424(f) of the Internal Revenue Code and the regulations promulgated thereunder.

C/O PROXY SERVICES 51 MERCEDES WAY EDGEWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postagepaid envelope we’ve provided or return to Spherion, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SPHR01	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SPHERION

1.	The election of two members of the Board of Directors to hold office for three years or until their respective successors are duly elected and qualified.		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

	Nominees:	Steven S. Elbaum David R. Parker	☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.
A proposal to amend Spherion's Restated Certificate of Incorporation to conform to the Restated By-laws' requirement that directors appointed by the Board to fill vacancies be required to stand for election at the next annual stockholders' meeting.
		☐	☐	☐

3.	A proposal to amend the Spherion Corporation Amended and Restated 2000 Employee Stock Purchase Plan to authorize the issuance of an additional 1,000,000 shares under such plan.	☐	☐	☐

4.	A proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Stockholders - May 18, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Spherion Corporation, a Delaware corporation (“Spherion”), hereby acknowledge(s) receipt of the Notice of the 2004 Annual Meeting of Stockholders and related Proxy Statement, Spherion’s Form 10-K for the 2003 fiscal year and Spherion’s 2003 Annual Report to Stockholders. The undersigned hereby appoint(s) Mark W. Smith and Lisa G. Iglesias, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, to vote on behalf and in the name of the undersigned, all shares of common stock, which the undersigned would be entitled to vote if then and there personally present at the Annual Meeting of Stockholders, to be held May 18, 2004 at 10:00 a.m., EDT, at Spherion’s corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, and at any adjournment or adjournments thereof, on all matters set forth on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)